Exhibit 10.3

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (the "Agreement") is entered into as of August 30, 2017, between Clinton L. Stokes, an individual, located at 5293 Via Quinto, Newbury Park, CA 91320 (hereinafter referred to as "SELLER"), and, Ameritek Ventures, a Nevada Corporation, located at 1980 Festival Plaza Drive, #530, Las Vegas, NV 89135 (hereinafter referred to as "BUYER").

WHEREAS, SELLER currently owns certain Fiber Optic Assets ("FOA") as described in Exhibit “A” hereto;

WHEREAS, SELLER desires to sell, and BUYER desires to buy certain assets known as FOA;

NOW THEREFORE, in consideration of the mutual agreements, representations and warranties in this Agreement, the parties agree as follows:

1. ASSETS PURCHASED. Subject to all other terms and conditions set forth herein, on the Closing Date, SELLER shall sell, convey, transfer and assign to BUYER and BUYER shall purchase from SELLER the Fiber Optic Assets which consist of all of SELLER’s rights, and title of the assets described in Exhibit “A” including all appurtenant contracts, rights, privileges and agreements associated with the ownership of these assets.

2. PURCHASE PRICE. The purchase price for the Fiber Optic Assets shall be: ONE HUNDRED THOUSAND DOLLARS ($100,000 U.S.D.) and 19,770,000 shares of Ameritek Ventures' unregistered restricted common stock (OTC Markets: ATVK) which shall be issuable upon the closing;

3. SELLER' REPRESENTATIONS AND WARRANTIES. SELLER represents and warrants to

BUYER as follows:

A. SELLER is an individual with all the requisite power and authority to enter into this Agreement and perform its obligations hereunder.

B. The execution, delivery, and performance of this Agreement has been authorized and approved by SELLER, and this Agreement constitutes a valid and binding Agreement of SELLER in accordance with its terms.

C. SELLER has not employed any broker or finder in connection with the transaction contemplated by this Agreement and has taken no action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or other like payment.

D. SELLER holds good and marketable title to the Assets, described in Exhibit “A”, free and clear of all restrictions, liens and encumbrances.

E. SELLER has not employed any broker or finder in connection with the transactions contemplated by this Agreement, or taken action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or other like payment.

F. The execution and delivery of this Agreement by SELLER and the consummation of the contemplated transactions, will not result in the creation or imposition of any valid lien, charge, or encumbrance on any of the Assets, and will not require the authorization, consent, or approval of any third party, including any governmental subdivision or regulatory agency.

G. SELLER has no knowledge of any claim, litigation, proceeding, or investigation pending or threatened against SELLER or its Assets that might result in any material adverse change in the business or condition of the Assets being conveyed under this Agreement.

H. None of the representations or warranties of SELLER contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make statements in this Agreement not misleading. SELLER knows of no fact that has resulted, or will result in a material change in the business, operations, or assets of SELLER.

4. REPRESENTATIONS OF BUYER. BUYER represents and warrants as follows:

A. BUYER is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. BUYER has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

B. The execution, delivery, and performance of this Agreement has been duly authorized and approved by the Board of Directors of BUYER, and this Agreement constitutes a valid and binding Agreement of BUYER in accordance with its terms.

C. BUYER has not employed any broker or finder in connection with the transaction contemplated by this Agreement and has taken no action that would give rise to a valid claim against any party for a brokerage commission, finder's fee, or other like payment.

D. None of the representations or warranties of BUYER contain or will contain any untrue statement of a material fact or omit or will omit or misstate a material fact necessary in order to make the statements contained herein not misleading.

6. COVENANTS OF SELLER. SELLER agrees that between the date of this Agreement and the Closing Date, SELLER will:

A. Continue to operate its business in the usual and ordinary course and in substantial conformity with all applicable laws, ordinances, regulations, rules, or orders, and will use its best efforts to preserve the Fiber Optic Assets.

B. Not assign, sell, lease, or otherwise transfer or dispose of the Assets, whether now owned or hereafter acquired, except in the normal and ordinary course of business and in connection with its normal operation.

C. Maintain all of the Assets in their present condition, reasonable wear and use and ordinary usage excepted.

D. SELLER will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of the obligations of SELLER under this Agreement, and will do all acts and things as may be required to carry out their respective obligations under this Agreement and to consummate and complete this Agreement.

7. COVENANTS OF BUYER.

A. BUYER will use its best efforts to effectuate the transactions contemplated by this Agreement and to fulfill all the conditions of BUYER's obligations under this Agreement, and shall do all acts and things as may be required to carry out BUYER's obligations and to consummate this Agreement.

B. If for any reason the sale of Assets is not closed, BUYER will not disclose to third parties any confidential information received from SELLER in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement.

8. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS. The obligation of BUYER to purchase the Assets is subject to the fulfillment, prior to or at the Closing Date, of each of the following conditions, any one or portion of which may be waived in writing by BUYER:

A. All representations and warranties made in this Agreement by SELLER shall be true, in all material respects, as of the Closing Date as fully as though such representations and warranties had been made on and as of the Closing Date, and, as of the Closing Date, SELLER shall not have violated or shall have failed to perform in any material way, in accordance with any covenant contained in this Agreement.

B. There shall have been no material adverse change in the manner of operation of the SELLER's business prior to the Closing Date.

C. At the Closing Date no suit, action, or other proceeding shall have been threatened or instituted to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the contemplated transactions.

9. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER. The obligations of SELLER to close this Agreement are subject to the fulfillment, prior to or at the Closing Date, of each of the following conditions, any one or a portion of which may be waived in writing by SELLER:

A. All representations and warranties made in this Agreement by BUYER shall be true as of the Closing Date as fully as though such representations and warranties had been made on and as of the Closing Date, and BUYER shall not have violated or shall not have failed to perform in accordance with any covenant contained in this Agreement.

10. INDEMNIFICATION AND SURVIVAL. All representations and warranties made in this Agreement shall survive the Closing of this Agreement, except that any party to whom a representation or warranty has been made in this Agreement shall be deemed to have waived any misrepresentation or breach of representation or warranty of which such party had knowledge prior to Closing. Any party learning of a misrepresentation or breach of representation or warranty under this Agreement shall immediately give written notice thereof to all other parties to this Agreement. The representations and warranties in this Agreement shall terminate one year from the Closing Date, and such representations or warranties shall thereafter be without force or effect, except any claim with respect to which notice has been given to the party to be charged prior to such expiration date. SELLER hereby agrees to indemnify and hold BUYER, it successors, and assigns harmless from and against any and all damage or deficiency resulting from any material misrepresentation, breach of warranty or covenant, or non-fulfillment of any agreement on the part of SELLER under this Agreement.

11. CLOSING. This Agreement shall be closed on or before September 15, 2017, or at such other time at such place that the parties may agree to in writing. If Closing has not occurred on or prior to that time, then any party may elect to terminate this Agreement. If, however, the Closing has not occurred because of a breach of contract by one or more parties, the breaching party or parties shall remain liable for breach of contract.

A. At the Closing and coincidentally with the performance by BUYER of its obligations described herein, SELLER shall deliver to BUYER the following:

1. A Bill of Sale for the Assets and all documents necessary to transfer any titles to any asset purchased.

2. All other documents called for in this Agreement and such other documents that BUYER and its counsel may reasonably require.

B. At the Closing and coincidentally with the performance by SELLER of its obligations described herein, BUYER shall deliver to SELLER the following:

1. The Shares or a copy of instructions to BUYER's transfer agent instructing it to issue the aforementioned Shares.

2. Confirmation and receipt of ONE HUNDRED THOUSAND DOLLARS ($100,000.00 U.S.D.) sent by Buyer to Seller.

3. All other documents called for in this Agreement and such other documents that SELLER and its counsel may reasonably require.

12. GOVERNING LAW. This Agreement and any matters arising out of or related to this Agreement will be governed by the laws of the State of Nevada. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be the State Courts of Nevada.

13. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties, and supersedes all prior agreements, representations and understandings of the parties, relating to the subject matter of this Agreement.

14. FURTHER ACTIONS. Each party agrees that after the delivery of this Agreement it or he will execute and deliver such further documents and do such further acts and things as another party may reasonably request in order to carry out the terms of this Agreement.

15. AMENDMENT. No supplement to or amendment of this Agreement will be binding unless executed in writing by SELLER and BUYER.

16. SUCCESSORS AND ASSIGNS. This Agreement will be binding on, and will inure to the benefit of, the parties and their respective successors and assigns, and shall not confer any rights or remedies on any other Persons.

17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed a valid, original agreement, but all of which together will constitute one and the same instrument.

18. SEVERABILITY. If any provision of this Agreement or its application to any Person or circumstances is held to be unenforceable or invalid by any court of competent jurisdiction, its other applications and the remaining provisions of this Agreement will be interpreted so as best reasonably to effect the intent of the parties.

19. ATTORNEYS' FEES. Each party will pay its or his own legal fees and other expenses in connection with the preparation of this Agreement and the sale of Assets in accordance with this Agreement. However, if any legal action or other proceeding is brought for the enforcement of this Agreement, or because or arising out of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party will be entitled to recover reasonable attorneys fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or he may be entitled.

20. NOTICES. All notices, requests, demands, and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by hand, by overnight courier, or fax, or two days after being mailed by certified or registered mail, return receipt requested, with postage prepaid:,

21. WAIVERS. Any provision of this Agreement may be waived at anytime by the party entitled to the benefit thereof by a written instrument executed by the party or by a duly authorized officer of the party. No waiver of any of the provisions of this Agreement will be deemed, or will constitute, a waiver of any other provision, whether or not similar, nor will any waiver constitute a continuing waiver.

SIGNATURES

BUYER: Ameritek Ventures	SELLER: Clinton L. Stokes

By: /s/ Kenneth Mayeaux	By: /s/ Clinton L. Stokes
Kenneth Mayeaux Secretary & Treasurer	Clinton L. Stokes An Individual

EXHIBIT A

The two main technologies being acquired in this Asset Purchase Agreement are VAD and OVD.

VAD or Vapor Axial Deposition, is the most economical and highest quality method to produce in core preforms, hence it used in the production of the bulk of optical fiber preforms. It uses metal aperture burners that deposits a fine silica oxide material transported by a huge amount of forced airflow within a sealed cabinet, called a deposition chamber. This fine glass material basically grows upward in the axial direction on a glass rod which creates a large-diameter porous glass preform, which must be heated to make the preform transparent, from which optical fiber can then be drawn.

OVD or Outside Vapor Deposition is the other method for producing optical fiber preforms. In this methodology, the preform is fabricated placing fine glass material through deposition on a mandrel by flame hydrolysis. Even though it can produce large diameter preforms, unlike VAD the mandrel limits the length of the preform. Additionally, after the process is complete, the mandrel must be removed carefully without damaging the inner surface before the heating process that delivers a transparent preform may be accomplished.

Ameritek Ventures will obtain the rights to both of the above optical fiber preform manufacturing technologies. These technologies have gone through upgrades to reduce waste, increase production rates and deliver world class quality performs. The rights to these technologies include, but are not limited to:

•	All Schematic Diagrams of the VAD & OVD Equipment;
•	All Vendors and associated parts used in the manufacturing of equipment;
•	All Proprietary Computer Programming;
•	All Process Control Software;
•	All Intellectual Property associated with Preform Chemical Composition; and
•	All future rights to Patent Development